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                                                 Exhibit 23.2

Consent of Independent Accountants


We consent to the incorporation by reference in the current report of Structural Dynamics Research Corporation on Form 8-K of our report dated February 10, 1994 on our audit of the consolidated statements of income, stockholders' equity and cash flows of Point Control Co. and subsidiaries for the year ended December 31, 1993, which is incorporated by reference in the Registration Statement on Form S-4 (File No. 333-907) of Structural Dynamics Research Corporation filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


/s/ Coopers & Lybrand

Eugene, Oregon
February 10, 1994